Exhibit 99.1

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL CORPORATION ANNOUNCES DECISION FROM CHINA’S

MINISTRY OF COMMERCE ENABLING INTEGRATION OF

SUBSTANTIAL PORTIONS OF HGST AND WD SUBSIDIARIES

Decision Positions Company to Accelerate Innovation and Better Serve Customers

IRVINE, Calif. — Oct. 19, 2015 — Western Digital® Corporation (NASDAQ: WDC) today announced a decision from China’s Ministry of Commerce (“MOFCOM”), which enables the company to integrate substantial portions of its HGST and WD subsidiaries under Western Digital Corporation (“Western Digital”). As a unified entity, Western Digital’s extensive technology capability, deepened patent and product portfolios, and talented global team will further drive its ability to innovate and lead in the changing data storage industry.

The agency’s decision is the result of an ongoing dialogue regarding the “hold separate” restriction associated with Western Digital’s acquisition of HGST in March 2012. As part of the agreement with MOFCOM, and in order to leverage the rich storage industry heritage of each long-standing brand, Western Digital will continue to offer both HGST and WD product brands in the market and maintain separate sales teams for two years from the date of the decision.

“The decision announced today positions us for continued growth and long-term value creation,” said Steve Milligan, chief executive officer of Western Digital. “HGST and WD are an exceptional combination, and together, we will set the pace for innovation in this dynamic and evolving industry.”

Integration activities will begin immediately and are expected to continue over the next 24 months. Western Digital expects the integration of corporate and other key functions, including research and development, heads and media operations, engineering and manufacturing, will result in significant opportunities for growth, synergies and cost savings consistent with the levels previously outlined by the company.

The company also announced today that Mike Cordano, formerly president of the HGST subsidiary, has been appointed president and chief operating officer of Western Digital by the company’s board of directors. In his new role, Cordano will head a business leadership team with balanced representation of proven leaders from the company’s two former subsidiaries.

Western Digital Corporation Announces Decision from China’s Ministry of Commerce

Enabling Integration of Substantial Portions of HGST and WD Subsidiaries

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Jim Murphy, who previously served as president of the WD subsidiary, will lead the Storage Devices business unit, which includes the company’s HDD and SSD products. Jim Welsh and Dave Tang will lead the company’s Content Solutions and Storage Solutions business units, respectively.

Steve Milligan will continue to serve as chief executive officer of Western Digital Corporation and oversee all business and corporate functions, including an Advanced Technology organization led by Steve Campbell, former chief technology officer for HGST. The appointments announced today are effective immediately.

With mobility and the cloud continuing to drive rapid data growth, businesses and consumers are increasingly looking for efficient and economical means to store, manage and access data. From businesses that leverage data to generate insights for key decision-making to consumers looking for a place to protect priceless memories, Western Digital helps customers unlock and harness the power of data.

Supplemental Information

A question and answer document related to the MOFCOM decision and an organizational chart for the Western Digital senior executive team are available on the company’s Investor Relations website at investor.wdc.com. The company is not holding a conference call related to today’s announcement.

About Western Digital

Founded in 1970, Western Digital Corp. (NASDAQ: WDC), Irvine, Calif., is an industry-leading developer and manufacturer of storage solutions that enable people to create, manage, experience and preserve digital content. Its HGST and WD® subsidiaries are long-time innovators in the storage industry. Western Digital is responding to changing market needs by providing a full portfolio of compelling, high-quality storage products with effective technology deployment, high efficiency, flexibility and speed. Its products are marketed under the HGST and WD brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

Western Digital Corporation Announces Decision from China’s Ministry of Commerce

Enabling Integration of Substantial Portions of HGST and WD Subsidiaries

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning: the anticipated benefits of the integration of HGST and WD, including Western Digital’s ability to innovate and lead and the resulting growth, synergies, cost savings and value creation prospects; the expected timeframe for integration and the functions anticipated to be integrated; and drivers of data growth. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including: potential difficulties and challenges to integrating HGST and WD, volatility in global economic conditions; business conditions and growth in the storage ecosystem; pricing trends and fluctuations in average selling prices; the availability and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s most recent annual report on Form 10-K filed with the SEC on Aug. 21, 2015, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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Western Digital, WD and the WD logo are registered trademarks in the U.S. and other countries. HGST trademarks are intended and authorized for use only in countries and jurisdictions in which HGST has obtained the rights to use, market and advertise the brand. Other marks may be mentioned herein that belong to other companies.

Western Digital Corporation Announces Decision from China’s Ministry of Commerce

Enabling Integration of Substantial Portions of HGST and WD Subsidiaries

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Western Digital Media Contact:	Western Digital Investor Contact:
Jim Pascoe	Bob Blair
Western Digital Corp.	Western Digital Corp.
408.717.5950	949.672.7834
jim.pascoe@wdc.com	robert.blair@wdc.com

Edelman Media Contact:
Cecilia Fan
Edelman
323.202.1465
Cecilia.fan@edelman.com